EXHIBIT 99.1

Dot VN, Inc.’s Subsidiary, Hi-Tek Multimedia, Inc., receives award from Vietnamese Government for development of Vietnamese Native Language Domain Names.

SAN DIEGO, CALIFORNIA – December 28, 2011, Dot VN, Inc., (http://www.dotvn.com) (OTC Trading Symbol: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam (“the Company” or “Dot VN”), announced today that the Company’s wholly owned subsidiary Hi-Tek Multimedia, Inc. (“HMI”) received an award from the Vietnam Internet Network Information Center (“VNNIC”) for the successful re-launch and wide spread adoption of the Vietnamese Native Language Domain Names. The award was presented to HMI at the annual year-end conference held by the Ministry of Information and Communications of Vietnam and VNNIC. Pictures of the award are available on our web site at www.dotvn.com.

Since its re-launch on April 28, 2011, Vietnamese Native Language Domain Name registrations have exceeded 550,000 in 8 months. By comparison, standard Vietnamese domain names, which have been available for wide spread registration since 2003 currently number only 253,319.

“We are very pleased with the massive adoption of the Vietnamese Language Domain Name and are focused on developing additional products and services to increase the functionality and use of the native language domain names,” said Dot VN Co-Founder and President, Dr. Lee Johnson. “As we head into 2012, we will look to increase the reach of the Vietnamese Native Language Domain Name and build a robust network of linked websites and pages.”

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s premier online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam) and the recently launched Vietnamese Native Language Internationalized Domain Names (IDNs).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Thomas M. Johnson, Chairman and CEO
Dot VN, Inc.
Phone: 858-571-2007 x14
Email: Inquiries@DotVN.com
Website: www.DotVN.com, en.www.INFO.VN
Register your “.vn” domains at: www.VN